Exhibit 10.1

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 28, 2021, by and among TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (“TPG Pace”), and [●], a [●] (the “Holder”). Each of TPG Pace and the Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on January 28, 2021, TPG Pace, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of TPG Pace (“Company Merger Sub”), TCV VIII (A) VT, Inc., a Delaware corporation (“TCV Blocker”), LCSOF XI VT, Inc., a Delaware corporation (“Learn Blocker” and, collectively with TCV Blocker, the “Blockers”), TPG Pace Blocker Merger Sub I Inc., a Delaware corporation, TPG Pace Blocker Merger Sub II Inc., a Delaware corporation, and Live Learning Technologies LLC, d/b/a Nerdy, a limited liability company (the “Company”) and the other Persons party thereto, have entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, TPG Pace will acquire the Company on the terms and subject to the conditions set forth in the Business Combination Agreement (the “Business Combination”);

WHEREAS, the Holder is the owner of the number and type of [Company Equity Securities][Blocker Securities] set forth on Schedule A hereto (together with any other [Company Equity Securities][Blocker Securities] that the Holder acquires after the date hereof, collectively, the “Subject Shares”);

WHEREAS, in consideration for the benefits to be received by the Holder under the terms of the Business Combination Agreement and as a material inducement to TPG Pace and the other parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that TPG Pace and the other parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Holder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.    Holder Consent and Related Matters.

(a)    As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Holder shall duly execute, and become party to, a true and correct copy of an irrevocable written consent to be delivered by the Company to TPG Pace approving the Business Combination Agreement, the Allocation Schedule, the Transaction Documents to which the Company or any Blocker, as applicable, is or will be a party and the Transactions (including the Merger and each Blocker Merger, as applicable) in the form of Exhibit F to the Business Combination Agreement. Without limiting the generality of the foregoing, prior to the Closing, the Holder shall vote (or cause to be voted) its [Company Equity Securities][Blocker Securities] against and/or withhold consent with respect to (A) any Alternative Transaction or (B) any other matter, action, agreement, transaction or proposal that would reasonably be expected to result in (x) a breach of any of the [Company’s][Blocker’s] covenants, representation or warranty or any other agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 10.1 or 10.2 of the Business Combination Agreement not being satisfied.

(b)    Without limiting any other rights or remedies of TPG Pace, the Holder hereby irrevocably appoints TPG Pace or any individual designated by TPG Pace as the Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Holder, to attend on behalf of the Holder any meeting of the [Company Holders][Blocker Holders] with respect to the matters described in Section 1(a), to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the [Company Holders][Blocker Holders], to vote (or cause to be voted) the Subject Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the [Company Holders][Blocker Holders] or any action by written consent by the [Company Holders][Blocker Holders] (including the Written Consent), in each case, in the event that the Holder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c)    The proxy granted by the Holder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for TPG Pace entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Holder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Holder and shall revoke any and all prior proxies granted by the Holder with respect to the Subject Shares. The consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such consent by the proxyholder of the Subject Shares and a consent by the Holder of the Subject Shares (or any other Person with the power to vote the Subject Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, the Holder may vote the Subject Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

2.    Other Covenants and Agreements.

(a)    The Holder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the [the Company][Blocker] or its affiliates and, from and after the Effective Time, TPG Pace and its affiliates) shall have any further obligations or liabilities under each such agreement; provided, however, that the indemnification provisions that are contemplated to survive the agreement marked with an asterisk (*) on Schedule B shall survive such termination in accordance with their terms. Without limiting the generality of the foregoing, the Holder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b)    The Holder shall be bound by, subject to, and afforded the benefits of, as applicable, (i) the Confidentiality Agreement, as if the Holder is directly party thereto, and 9.09 (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Holder is directly party thereto, and (ii) Section 9.04 (Exclusivity) and Section 8.03 (Claims against Trust Account) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Holder is directly party thereto.

(c)    The Holder acknowledges and agrees that TPG Pace and the other parties are entering into the Business Combination Agreement in reliance upon the Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, TPG Pace and the other parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

3.    Holder Representations and Warranties. The Holder represents and warrants to TPG Pace as follows:

(a)    If the Holder is not an individual, the Holder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). If the Holder is an individual, the Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

(b)    If the Holder is not an individual, the Holder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Holder. If the Holder is an individual, the signature on this Agreement is genuine, and the Holder has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder (assuming that this Agreement is duly authorized, executed and delivered by TPG Pace), enforceable against the Holder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Holder with respect to the Holder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)    None of the execution or delivery of this Agreement by the Holder, the performance by the Holder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if the Holder is not an individual, result in any breach of any provision of the Holder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any contract to which the Holder is a party, (iii) violate, or constitute a breach under, any order or applicable Law to which the Holder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)    The Holder is the owner of the Subject Shares and has valid, good and marketable title to the Subject Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under any [Company][Blocker] Organizational Document). Except for the [Company Equity Securities][Blocker Securities] set forth on Schedule A hereto, together with any other [Company Equity Securities][Blocker Securities] that the Holder acquires after the date hereof, which may only occur where TPG Pace has provided its prior written consent, the Holder does not own, beneficially or of record, any equity securities of [the Company][Blocker] or its subsidiaries. Except as otherwise expressly contemplated by any [Company][Blocker] Organizational Document and any related acknowledgement agreement existing on the date hereof and made available to TPG Pace or that is entered into in accordance with the Business Combination Agreement, the Holder does not have the right to acquire any equity securities of [the Company][Blocker] or its subsidiaries. The Holder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Shares and, except for this Agreement, the Business Combination Agreement and any [Company][Blocker] Organizational Document, the Holder is not party to or bound by (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Holder to Transfer any of the Subject Shares or (ii) any voting trust, proxy or other contract with respect to the voting or Transfer of any of the Subject Shares.

(f)    There is no Proceeding pending or, to the Holder’s knowledge, threatened against the Holder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)    The Holder, on his, her or its own behalf and on behalf of his, her or its officers, directors, employees, partners, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”), acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, TPG Pace and (ii) he, she or it has been furnished with or given access to such documents and information about TPG Pace and its business and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h)    In entering into this Agreement and the other Ancillary Agreements to which he, she or it is or will be a party, the Holder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which he, she or it is or will be a party and no other representations or warranties of TPG Pace (including, for the avoidance of doubt, none of the representations or warranties of TPG Pace set forth in the Business Combination Agreement or any other Ancillary Document), any Nonparty Affiliate of TPG Pace or any other Person, either express or implied, and the Holder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Agreements to which he, she or it is or will be a party, none of TPG Pace, any Nonparty Affiliate of TPG Pace or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.

4.    Transfer of Subject Securities. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of TPG Pace (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Holder agrees not to (a) Transfer any of the Subject Shares, (b) enter into (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more events, developments or events

(including the satisfaction or waiver of any conditions precedent)) require the Holder to Transfer the Subject Shares or (ii) any voting trust, proxy or other contract with respect to the voting or Transfer of the Subject Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest or the underlying economic rights (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding anything to the contrary herein, the Holder may from time to time Transfer any of the Subject Shares to its Affiliates without TPG Pace’s prior written consent if, prior to such Transfer, such Affiliate enters into a joinder to this Agreement in a form reasonably acceptable to TPG Pace (and any other Transfer shall be void ab initio).

5.    Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination , (ii) Section 2(b)(i) (solely to the extent that it relates the Confidentiality Agreement) and the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Agreement, (iii) Section 2(b)(i) (solely to the extent that it relates to Section 9.09 (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(a) and (iv) Section 2(b)(ii) (solely to the extent that it relates to Section 8.03 (Claims Against Trust Account) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(b). For purposes of this Section 5, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6.    No Recourse. Except for claims expressly provided in the Business Combination Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against [the Company][Blocker] or any Nonparty Affiliate of [the Company][Blocker] (other than the Holder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Nonparty Affiliate of TPG Pace, and (b) none of [the Company][Blocker], any Nonparty Affiliates of [the Company][Blocker] (other than the Holder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Nonparty Affiliate of TPG Pace shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

7.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to TPG Pace, to:

c/o TPG Pace Tech Opportunities Corp.

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Sarah K. Morgan

Email: smorgan@velaw.com

If to the Shareholder, to:

[                    ]

[                    ]

[                    ]

Attention:       [                    ]

Facsimile:       [                     ]

Email:    [                     ]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Jocelyn M. Arel
John Mutkoski
Email:	jarel@goodwinlaw.com
jmutkoski@goodwinlaw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8.    Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

9.    Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Holder and TPG Pace. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Holder without TPG Pace’s prior written consent (to be withheld or given in its sole discretion).

10.    Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

11.    Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12.    No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

13.    Miscellaneous. Sections 12.02 (Nonsurvival of Representations, Warranties and Covenants), 12.06 (Governing Law), 12.08 (Interpretation), 12.03 (Severability), 12.09 (Counterparts), and 12.07 (Waiver of Jury Trial) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

TPG PACE TECH OPPORTUNITIES CORP.

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

[HOLDER]

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SCHEDULE A

Class/Series Securities[1]	Number of Shares
Common Units	[●]
Series A Preferred Units	[●]
Series A-1 Preferred Units	[●]
Series B Preferred Units	[●]
Series C Preferred Units	[●]
Profit Units	[●]

Class/Series Securities[2]	Number of Shares
[●]	[●]

[1]	To be included for Company.
[2]	To be included for Blocker.

Schedule A

SCHEDULE B

[●]

Schedule B